Exhibit 10.1

FIRST AMENDMENT TO 8.5% SENIOR NOTE

THIS FIRST AMENDMENT TO 8.5% SENIOR NOTE, dated as of February 8, 2007 (this “Amendment”), by and between ACCESS INTEGRATED TECHNOLOGIES, INC., a Delaware corporation ("Borrower") and each of ALEXANDRA GLOBAL MASTER FUND LTD., SILVER OAK CAPITAL, L.L.C., JMG CAPITAL PARTNERS, L.P., and JMG TRITON OFFSHORE FUND, LTD. (together with each of its successors and/or assigns, the “Holders”).

W I T N E S S E T H :

WHEREAS, on October 5, 2006, Holders made loans to Borrower in the maximum aggregate principal amount of $22,000,000.00 (the “Loan”), which Loan is evidenced by that certain 8.5% Senior Note dated October 5, 2006, of each Holder (the “Original Notes”);

WHEREAS, as of the date hereof, Borrower and each of the Holders desire to amend the Original Note, on the terms as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Holders and Borrower agree as follows:

1.            Amendments to Note. Each of the Original Notes is hereby amended as follows:

(a)         The following defined terms of the Original Note are deleted in its entirety and replaced with the following:

“Debt Condition” means as of any date of determination, the aggregate amount of Acquisition Indebtedness due and payable within ninety-one (91) days of such date of determination shall not exceed $5,000,000 in the aggregate.

“Permitted Lien” means (i) Liens existing on the date of the Securities Purchase Agreement not otherwise described in this definition, (ii) Liens for taxes, assessments or governmental charges not at the time due or delinquent or the validity of which is being contested in good faith, (iii) statutory liens of landlords and Liens arising by operation of law in the ordinary course of business in favor of carriers and materialmen, or other similar Liens imposed by law, which remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and in each case for which adequate reserves in accordance with GAAP are being maintained, (iv) Liens arising in the ordinary course of business in connection with workers’ compensation, unemployment compensation, unemployment insurance and other types of social security (excluding Liens arising under ERISA) which are not yet due or delinquent or the validity of which is being contested in good faith, (v) attachments, appeal bonds (and cash collateral securing such bonds), judgments and other similar Liens, for sums not exceeding $500,000 in the aggregate for the Company and its Subsidiaries, arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed, (vi) easements, rights of way, restrictions and other similar Liens arising in the ordinary course of business and not materially detracting from the value of the property subject thereto and not impairing or interfering in any material respect with the operation of the business of the Company or any Subsidiary and (vii) Liens with respect to Capital Lease Obligations or capital lease transactions or sale-leaseback transactions solely securing tangible personal property material to the business that has been purchased through the incurrence of Indebtedness, in an amount not to exceed $5,000,000 at any one time outstanding.

(b)            Paragraph 4 of the Original Note is deleted in its entirety and is replaced with the following:

“4. Extended Maturity Date. Provided that, as of the date of determination, (i) the Common Stock is quoted on its Principal Market and the Common Stock shall not have been suspended from trading on such market, (ii) no Default or Event of Default shall have occurred and be continuing and (ii) the Debt Condition is satisfied (the “Extension Conditions”), the Company shall have the right to extend the Maturity Date for up to two consecutive ninety (90) day periods (each an “Extended Maturity Date”) by providing Holders with written notice thereof, via facsimile or overnight courier, of such election at least thirty (30) days prior to the Maturity Date or the initial Extended Maturity Date, as the case may be. In no event may the Extended Maturity Date extend beyond April 5, 2008. If the Company shall extend the Maturity Date in accordance with this Section 4, the Company shall pay interest in accordance with Sections 6 and 7 during such period(s).”

(c)            Paragraphs 7 (b)(i), (ii) and (iii) of the Original Note are each deleted in its entirety and replaced with the following:

“(i) if the VWAP for the Thirty (30) Trading Day period ending on the Trading Day immediately prior to the applicable Interest Payment Date is less than or equal to Seven Dollars ($7.00), then, the number of Kicker Shares to be issued to the Holder shall equal the product of (x) the quotient of (A) Twenty Three Dollars and Seventy Five Cents ($23.75) divided by (B) the VWAP for the Thirty (30) Trading Day Period ending on such applicable Interest Payment Date multiplied by (y) the quotient of (A) the Original Principal Amount divided by (B) One Thousand Dollars ($1,000); provided, however, that, in such case, in the sole and absolute discretion of the Company, the Company may elect to pay the value of such shares based on such determination in Shares, cash or in a combination of cash and Shares on the date when the issuance of such Kicker Shares are due.”

“(ii) if the VWAP for the Thirty (30) Trading Day period ending on the Trading Day immediately prior to the applicable Interest Payment Date is greater than Seven Dollars ($7.00) but less than Eleven Dollars and Fifty Cents ($11.50), the number of Kicker Shares to be issued to the Holder shall equal the product of (x) the quotient of (A) Twenty Three Dollars and Seventy Five Cents ($23.75) divided

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by (B) the VWAP for the Thirty (30) Trading Day Period ending on the applicable Interest Payment Date multiplied by (y) the quotient of (A) the Original Principal Amount divided by (B) One Thousand Dollars ($1,000);”

“(iii) if the VWAP for the Thirty (30) Trading Day period ending on the Trading Day immediately prior to the applicable Interest Payment Date is greater than or equal to Eleven Dollars and Fifty Cents ($11.50), the number of Kicker Shares to be issued to the Holder shall equal the product of (x) 2.065 multiplied by the (y) the quotient of (A) the Original Principal Amount divided by (B) One Thousand Dollars ($1,000);”

(d)              Paragraph 8 (c) (ii) of the Original Note is deleted in its entirety and is replaced with the following:

“(ii) other Indebtedness of the Company or any of Subsidiaries not to exceed $5,000,000,”

2.            No Further Amendment. Except as modified herein, all other terms of the Original Note shall remain the same and continue in full force and effect.

3.            Defined Terms. Unless otherwise defined in this Amendment, terms defined in the Original Note shall have their defined meanings when used herein.

4.            Counterparts; Effectiveness. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. This Amendment shall become effective on the date this Amendment is executed and delivered, one to the others, by Borrower and the Holders (the “Effective Date”).

5.            Effect of Amendment. From and after the Effective Date, (a) the rights and obligations of Borrower with respect to each Holder’s Note set forth in the Transaction Documents shall apply with full force and effect to such Holder’s Note as amended hereby and (b) the Transaction Documents shall be deemed amended hereby such that all applicable references therein to such Holder’s Note shall refer to such Holder’s Note as amended hereby.

6.            Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon Borrower and Holders, and their respective successors and assigns.

7.            Governing Law. This Amendment shall be construed and interpreted in accordance with the laws of the State of New York.

[End of body of this First Amendment to 8.5% Senior Note.

Signature page immediately follows.]

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IN WITNESS WHEREOF, this First Amendment to 8.5% Senior Note has been duly executed by the Borrower as of the date first above written.

ACCESS INTEGRATED TECHNOLOGIES, INC.
By:	/s/ A. Dale Mayo
Name: A. Dale Mayo Title: CEO

IN WITNESS WHEREOF, this First Amendment to 8.5% Senior Note has been duly executed by the Holders as of the date first above written.

[signature page continued]

ALEXANDRA GLOBAL MASTER FUND LTD. By: Alexandra Investment Management, LLC As Investment Advisor
By:	/s/ Mikhail Filimonov
Name: Mikhail Filimonov Title: Chairman and Chief Executive Officer

SILVER OAK CAPITAL, L.L.C.
By:	/s/ Michael L. Gordon
Name Michael L. Gordon Title: Managing Member

JMG CAPITAL PARTNERS, L.P.
By:	/s/ Jonathan Glaser
Name: Jonathan Glaser Title:

JMG TRITON OFFSHORE FUND, LTD.
By:	/s/ Jonathan Glaser
Name: Jonathan Glaser Title: